Exhibit 10.13


                                AGREEMENT BETWEEN
                               CARMEN GROUP, INC.
                                       AND
                                 CYTOMEDIX, INC.

Agreement, dated as of the first day of __________, 2003 (Agreement) is by and between Cytomedix, Inc., having its principal place of business at 1523 S. Bowman Road, Suite A, Little Rock, Arkansas 72211 ("Client") and Carmen Group, Inc., a District of Columbia corporation having its principal office at 1301 K Street, NW. Suite 800 East, Washington, D.C. 20005.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

ARTICLE I.        SCOPE OF WORK

SECTION 1.01      SCOPE.

         (A) Carmen Group shall work with Client to provide information on Autologel(TM) to high level Food and Drug Administration (FDA) officials with a goal of gaining FDA approval for Autologel(TM).

         (B) Carmen Group shall assist Client in obtaining opportunities to educate high level officials at Centers for Medicare and Medicaid Services (CMS) and the Department of Health and Human Services (DHHS) as well as Executive Branch officials as to the benefits of Autologel(TM).

         (C)  Assist  Client  in  providing   information  on  the  benefits  of
Autologel(TM) to Congressional representatives important to the FDA and CMS approval process.

         (D) Continue to work on development of a strategic plan leading to FDA approval and Medicare and Medicaid reimbursement eligibility.

         (E) Carmen Group's assistance with FDA approval is conditional upon the necessary technical expertise from William Von Oehsen and Justin Hunter of Powers, Pyles, Sutter & Verville, PI or other qualified technical experts as designated by Client.

SECTION 1.02 PROFESSIONAL SERVICES AGREEMENT. There can be no guarantee regarding the outcome or success of the federal approval, appropriations, procurement, or grant processes.

SECTION 1.03 PROJECT MANAGEMENT. Carmen Group's efforts will be serviced by a team that will be led by Greg Hampton, Managing Director, Healthcare. Mr. Hampton shall oversee Carmen Group's professional staff whom he may assign this project. Such staff will be available to Client for meetings and phone conferencing as required.



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ARTICLE II.       TERMS AND FEE

SECTION 2.01 DURATION. This Agreement shall be effective on October 1, 2003 and shall continue for one (1) calendar year thereafter.

SECTION 2.02 MONTHLY FEES. Client agrees to pay Carmen Group via a monthly fee and a granting of stock options. The flat monthly fee is Fifteen Thousand Dollars ($15,000). Fee is due upon signing of this Agreement and thereafter in advance of each month of service, upon receipt of an invoice. Carmen Group shall be under no obligation to perform any work for which payment has not been received. Normally, all Carmen Group fees are based on the hourly rates of personnel providing service, multiplied by the number of hours provided. Time is recorded in increments of thirty (30) minutes. The minimum amount of time billed for any assignment is thirty (30) minutes. Carmen Group's published rates range between Seventy Five Dollars ($75) and Six Hundred Fifty Dollars ($650) per hour. Client is informed and aware that Carmen Group reviews its rates at least annually and that they may be modified to reflect changes in Carmen Group's business structure. Additionally, upon signing of this agreement, Cytomedix agrees to issue to Carmen Group an option for One Hundred Thousand (100,000) shares of Cytomedix stock exercisable at the share price of One Dollar and Twenty Five Cents ($1.25) per share. This option fully vests immediately and is irrevocable. No later than September 30, 2004, Cytomedix will issue to Carmen Group an additional option for One Hundred Thousand (100,000) shares of Cytomedix stock exercisable at Two Dollars ($2.00) per share. In the case of early termination of this Agreement, for any reason, Cytomedix shall have the option of either immediately paying Carmen Group a lump sum amount equal to an additional Ten Thousand Dollars ($10,000) per month for every month the Agreement has been in effect and through the termination period, or Carmen Group will immediately receive the fully vested option for One Hundred Thousand (100,000) shares of Cytomedix stock exercisable at Two Dollars ($2.00) per share.

ARTICLE III.      EXPENSES

SECTION 3.01 RESPONSIBILITY FOR PAYMENT. Client is responsible for the payment of all agreed upon fees and expenses.

SECTION 3.02 OUT-OF-POCKET EXPENSES. Expenses such as postage, courier deliveries, telephone calls, fax usage, federal express deliveries, photocopying, document design and production, and local transportation and Client-authorized travel will be billed in addition to monthly fees. Travel will be by client's request and will be economy class for flights under four hours and business class for longer flights. Hotel stay is at the same level provided to Client's executives.

SECTION 3.03 TIMELY PAYMENT OUT-OF-POCKET EXPENSES. Payment for out-of-pocket expenses shall be due upon receipt of an invoice by Carmen Group to Client.

ARTICLE IV. LATE FEES AND REMITTANCES


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SECTION  4.01 TIMELY  PAYMENT OF  INVOICES.  All invoices are due and owing upon receipt. Payments more than 45 days late are subject to a one and one half percent (1.5%) per month late penalty.

SECTION 4.02 PAST DUE SUMS. In the event that it becomes necessary to expend resources to recover any past due sums under this Agreement, Client shall be responsible for all costs and expenses associated with collection efforts, including, reasonable attorneys' fees.

SECTION 4.03 DELIVERY OF REMITTANCES. Client will direct all remittances via non U.S. Postal Service courier service (e.g., Fedex, DHL, UPS) to Carmen Group, 1301 Street, NW, Suite 800 East, Washington, D.C. 20005-3317. Attention: Mr. Michael Russell, CFO (phone: 202/85-0500). Client may also remit via wire transfer as follows:

Wire Instructions

BB&T Bank
Branch Banking & Trust Company
601 13th Street, NW
Washington, DC  20005

ABA # 054001547

Further Credit
Carmen Group, Inc.
Account # 5160022134

Carmen Group, Inc. is a District of Columbia Corporation
Tax ID # 52-1905865

Client may also remit via automatic debit (ACH) free of charge. Information available upon request.

ARTICLE V. TERMINATION

SECTION 5.01 TERMINATION. This agreement may be terminated by either party upon SIXTY (60) days prior written notice. In the event of cancellation of this Agreement by Cytomedix, for any reason, Cytomedix shall have the option of either immediately paying Carmen Group a lump sum amount equal to an additional Ten Thousand Dollars ($10,000) per month for every month the Agreement has been in effect and through the termination period, or Carmen Group will immediately receive the fully vested option for One Hundred Thousand (100,000) shares of Cytomedix stock exercisable at Two Dollars ($2.00) per share, as specified in
Section 2.02 of this Agreement.


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SECTION 5.02 ACCRUED  BALANCES.  In the event this Agreement is terminated prior to the scheduled termination as outlined in Section 5.01, all accrued balances are due within five (50) calendar days of termination.

ARTICLE VI. CONFIDENTIALITY

SECTION 6.01 CONFIDENTIALITY. All matters between the parties including the provisions of this Agreement are confidential and shall not be transferred, communicated, or delivered to a third party, whether or not for compensation, without the expressed prior authorization of either party, or as required by law.

ARTICLE VII. AGREEMENT

SECTION 7.01 APPLICABLE LAWS. This Agreement shall be governed and construed in accordance with the laws of the District of Columbia, in the United States of America. The parties agree to submit to the jurisdiction of the courts of the District of Columbia to adjudicate any dispute arising from or relating to this Agreement.

SECTION 7.02 FEDERAL LOBBYING REGISTRATION. In accordance with the Federal Lobbying Disclosure Act and Amendments, Carmen Group is required to file and maintain registration and activity reports regarding its lobbyists, lobbying activity, and lobbying income earned on behalf of Client.

SECTION 7.03 AGREEMENT IN ENTIRETY. This Agreement contains the entire Agreement of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous representation, proposal, warranty, understanding, or agreement, written or oral, regarding such subject matter.

SECTION 7.04 NO PARTNERSHIP, JOINT VENTURE, OR EMPLOYMENT RELATIONSHIP. This Agreement shall not be deemed to create any partnership, joint venture or enterprise or employment relationship between the parties.

SECTION 7.05 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts and it is the intent of the parties that the copy signed by a party will be fully enforceable against such party and its corporate affiliates and assigns.

THE UNDERSIGNED PERSONS ARE AUTHORIZED BY THE PARTIES HERETO TO SIGN THIS AGREEMENT AND HAVE READ AND FULLY UNDERSTAND THE FOREGOING AND IT IS THEIR INTENT TO BE BOUND BY THE TERMS AND CONDITIONS HEREOF.

CYTOMEDIX

Dated: ______________, 2003

         ________________________________
By:      Printed Name:
         Title:


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Authorized Agent of Cytomedix, Inc.

CARMEN GROUP, INC.

Dated: ________________________, 2003

       ___________________________________
By:    David Carmen
       President & Chief Executive Officer